Exhibit 14.1

FITLIFE BRANDS, INC.

CODE OF BUSINESS CONDUCT AND ETHICS

Adopted by the Board of Directors of FitLife Brands, Inc. on August 9, 2023.

I.	SCOPE OF CODE

The Board of Directors (the “Board”) of FitLife Brands, Inc., a Nevada corporation (the “Company”), has adopted this Code of Business Conduct and Ethics (the “Code”) for the members of the Board, the executive officers (as defined under the regulations of the Securities and Exchange Commission) of the Company, including, in any case, but not limited to, the Company’s principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions, and the employees of the Company. Each director, executive officer, and employee shall be responsible for complying with this Code.

If any director, executive officer or employee believes that a prohibited act under this Code has occurred, then he or she shall promptly report such belief to the Chairman of the Board and the Chief Financial Officer of the Company. Although this is the preferred method for reporting prohibited acts, any director, executive officer or employee should also feel free to report any such alleged prohibited act hereunder to the Chairman of the Audit Committee.

The Board shall review and investigate any such reported prohibited act, without the participation of any director who may be the subject of such report. If the Board determines that any such act represents a violation under this Code, then appropriate remedial or disciplinary action shall be taken. The Company shall disclose any such violation and the remedial or disciplinary action taken, to the extent required by the Federal securities or other applicable laws, including a full, fair, accurate, timely and understandable disclosure in reports and documents the Company submits to or files with the Securities and Exchange Commission (when and if it is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended). If the Board determines that any such act represents a violation under this Code but does not believe that any remedial or disciplinary action is necessary or desirable (or if the entire Board agrees to waive compliance with a provision of the Code on behalf of any director or executive officer), then the Company shall promptly disclose the violation or waiver and the Board's rationale for its decision. In addition, the Company shall disclose if the Board fails to investigate or take action within a reasonable period of time after learning of any such alleged prohibited act under this Code.

All directors, executive officers and employees are expected to provide full cooperation and disclosure to the Board, the Company and its internal and external auditors in connection with any review of compliance with this Code.

II.	CONFLICTS OF INTEREST

Every director, executive officer and employee has a duty to avoid business, financial or other direct or indirect interests or relationships that conflict with the interests of the Company or that divide such person’s loyalty to the Company. A conflict or the appearance of a conflict of interest may arise in many ways. Each director, executive officer and employee must deal at arm's length with the Company and should disclose to the independent directors, as so designated by the Board, any conflict or any appearance of a conflict of interest on his or her part. Any activity that even appears to present such a conflict must be avoided or terminated unless, after such disclosure to the independent directors, it is determined that the activity is not harmful to the Company or otherwise improper. The result of the process of disclosure, discussion and consultation may result in the approval of certain relationships or transactions on the ground that, despite the appearance of any conflict of interest, they are not harmful to the Company. Notwithstanding the foregoing, all conflicts and appearances of conflicts of interest are prohibited, even if they do not harm the Company, unless they have gone through this process.

III.	CONDUCT OF BUSINESS AND FAIR DEALING

No director, executive officer or employee shall:

1.	Compete with the Company by providing services to a competitor as an employee, officer or director or in a similar capacity;

2.	Profit, or assist others to profit, from confidential information or business opportunities that are available because of services to the Company;

3.	Take unfair advantage of any customer, supplier, competitor or other person through manipulation, concealment, misrepresentation of material facts or other unfair-dealing practice; or

4.

Improperly influence or attempt to influence any business transaction between the Company and another entity in which a director, executive officer or employee has a direct or indirect financial interest or acts as an employee, officer or director or in a similar capacity.

IV.	GIFTS

No director, executive officer or employee shall solicit or accept gifts, payments, loans, services or any form of compensation from suppliers, customers, competitors or others seeking to do business with the Company. Social amenities customarily associated with legitimate business relationships are permissible. Such amenities include the usual forms of entertainment such as lunches or dinners as well as occasional gifts of modest value. While it is difficult to define "customary," "modest" or "usual" by stating a specific dollar amount, common sense should dictate what would be considered extravagant or excessive. If a disinterested third party would be likely to infer that it affected the judgment of a director, executive officer or employee, then such amenity is impermissible. All business dealings must be on arm's length terms and free of any favorable treatment resulting from the personal interest of our directors, executive officers and employees.

V.	COMPLIANCE WITH LAWS AND REGULATIONS

It is the policy of the Company to comply with the laws of each country in which the Company conducts business. Each director, executive officer and employee shall comply with all applicable laws, rules and regulations, and shall use all reasonable efforts to oversee compliance by other employees, directors and executive officers with all applicable laws, rules and regulations.

VI.	USE OF NON-PUBLIC INFORMATION

A director, executive officer or employee who knows important information about the Company that has not been disclosed to the public must keep such information confidential. The foregoing shall apply both in the case of the Company being privately held and when it is publicly traded and subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. Directors, executive officers and employees shall maintain the confidentiality of any non-public information learned in the performance of their duties on behalf of the Company, except when disclosure is authorized or legally mandated.

It is a violation of United States law to purchase or sell the Company's stock on the basis of such important non-public information when publicly traded. Directors, executive officers and employees may not do so and may not provide such information to others for that or any other purpose. Directors, executive officers and employees also may not buy or sell securities of any other Company using important non-public information obtained in the performance of their duties on behalf of the Company and may not provide any such information so obtained to others.

VII.	USE OF COMPANY FUNDS, ASSETS AND INFORMATION

Each director, executive officer and employee shall protect the Company's funds, assets and information and shall not use the Company funds, assets or information to pursue personal opportunities or gain. No undisclosed or unrecorded fund or asset shall be established for any purpose. No Company funds, assets or information shall be used for any unlawful purpose. No false or artificial entries shall be made in the books and records of the Company for any reason, and no director, executive officer or employee shall engage in any arrangement that results in such prohibited act.

Certification

I, ________________________________ , hereby certify that:

(Print Name Above)

1.	I have received and carefully read the Code of Business Conduct and Ethics of FitLife Brands, Inc.

2.	I have had ample opportunity to ask questions and seek clarification with respect to the Code of Business Conduct and Ethics of FitLife Brands, Inc.

3.	I understand the Code of Business Conduct and Ethics of FitLife Brands, Inc.

4.	I have complied and will continue to comply with the terms of the Code of Business Conduct and Ethics of FitLife Brands, Inc.

Date: _________________
(Signature)

EACH EMPLOYEE, OFFICER AND DIRECTOR IS REQUIRED

TO SIGN, DATE AND RETURN THIS CERTIFICATION TO THE

CHIEF FINANCIAL OFFICER WITHIN 10 DAYS OF RECEIPT

OF THE POLICY. FAILURE TO DO SO MAY RESULT IN

DISCIPLINARY ACTION.